UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013

ALON REFINING KROTZ SPRINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-163942 (Commission File Number)	74-2849682 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01. Entry into a Material Definitive Agreement.

On July 1, 2013, Alon Refining Krotz Springs, Inc. (“ARKS”), a subsidiary of Alon USA Energy, Inc., entered into a Product Offtake Agreement (the “BP Offtake Agreement”) with BP Products North America, Inc. ("BP North America"), pursuant to which BP North America agreed to purchase, and ARKS agreed to sell to BP North America, substantially all of the Krotz Springs Refinery's production of high sulfur diesel at market based prices. The BP Offtake Agreement has a term of two years expiring on June 30, 2015, and extends from year to year thereafter unless terminated by either of the parties.

On July 1, 2013, ARKS also entered into a Product Offtake Agreement (the “Valero Offtake Agreement”) with Valero Marketing and Supply Company ("Valero Marketing"), pursuant to which Valero Marketing agreed to purchase, and ARKS agreed to sell to Valero Marketing, substantially all of the Krotz Springs Refinery's production of light cycle oil at market based prices. The Valero Offtake Agreement has a term of two years expiring on June 30, 2015, and extends from year to year thereafter unless terminated by either of the parties.

Copies of the BP Offtake Agreement and the Valero Offtake Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Product Offtake Agreement between Alon Refining Krotz Springs, Inc., and BP Products North America, Inc., dated July 1, 2013.
10.2	Product Offtake Agreement between Alon Refining Krotz Springs, Inc., and Valero Marketing and Supply Company, dated July 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON REFINING KROTZ SPRINGS, INC.
Date:	July 8, 2013	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial
Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Product Offtake Agreement between Alon Refining Krotz Springs, Inc., and BP Products North America, Inc., dated July 1, 2013.
10.2	Product Offtake Agreement between Alon Refining Krotz Springs, Inc., and Valero Marketing and Supply Company, dated July 1, 2013.